Exhibit 10.68
AMENDMENT TO THE
GRUBB & ELLIS HEALTHCARE REIT, INC.
2006 INDEPENDENT DIRECTORS COMPENSATION PLAN
     This Amendment to the 2006 Independent Directors Compensation Plan (the “Plan”), a sub-plan of the 2006 Incentive Plan of Grubb & Ellis Healthcare REIT, Inc. (the “Company”), is effective January 1, 2009.
     WHEREAS, the Company adopted the Plan for the purposes set forth therein; and
     WHEREAS, pursuant to Article 7 of the Plan, the Board of Directors of the Company has the right to amend the Plan with respect to certain matters; and
     WHEREAS, the Board of Directors of the Company approved and authorized the changes reflected in this Amendment to the Plan on December 30, 2008;
     NOW, THEREFORE, the Plan is hereby amended in the following particulars:
     ONE: By adding the following to the end of Section 2.1:
     “SUPPLEMENTAL ANNUAL RETAINER” means the annual cash retainer (excluding meeting fees and expenses) payable by the Company to an Independent Director pursuant to Section 5.2 hereof for service as the chair of a committee of the Board, as such amount may be changed from time to time.”
     TWO: By deleting the third sentence of Section 5.1 and replacing it with the following:
     “Until changed by the Board, the Base Retainer for a full Plan Year shall be $50,000.”
     THREE: By adding a new Section 5.2:
     “5.2. SUPPLEMENTAL ANNUAL RETAINER. The chairperson of a committee of the Board shall be paid a Supplemental Annual Retainer for his or her service as such chairperson during a Plan Year, payable at the same times as installments of the Base Retainer are paid. The amount of the Supplemental Annual Retainer for the chairperson of a committee of the Board shall be established from time to time by the Board. Until changed by the Board, the Supplemental Annual Retainer for a full Plan Year for the chairperson of a committee of the Board shall be $7,500. A pro rata Supplemental Annual Retainer will be paid to any Eligible Participant who becomes the chairperson of a committee of the Board on a date other than the beginning of a Plan Year, based on the number of full months he or she serves as a chairperson of such committee of the Board.”
     Subsequent Sections shall be renumbered accordingly.
     FOUR: By deleting Section 5.3 (previously numbered Section 5.2 (Meeting Fees)) in its entirety and replacing it with the following:

     “5.3. MEETING FEES. Each Independent Director shall be paid a meeting fee for each meeting of the Board he or she attends. The amount of the meeting fees shall be established from time to time by the Board. Until changed by the Board, the meeting fee for attending a meeting of the Board, or a committee thereof, whether telephonically or in person, shall be as follows:

Meeting Type	Fee
Board Meeting, Non-Telephonic or Telephonic	$1,500
Committee Meeting, Non-Telephonic or Telephonic	$1,000
Committee Chair, Non-Telephonic or Telephonic Committee Meeting (in addition to Committee Meeting fee)	$500
     No fee shall be paid for non-telephonic committee meetings held on the same day as a non-telephonic meeting of the Board.”
     FIVE: By deleting Section 6.2 in its entirety and replacing it with the following:
     “6.2 Subsequent Restricted Stock Grant. Subject to share availability under the Equity Incentive Plan, upon subsequent re-election or re-appointment of the Independent Director to the Board prior to June 1, 2009, such director shall receive an award of 2,500 shares of Restricted Stock. Subject to share availability under the Equity Incentive Plan, upon subsequent re-election or re-appointment of the Independent Director to the Board on or following June 1, 2009, such director shall receive an award of 5,000 shares of Restricted Stock.”
     All other provisions of the Plan shall remain the same.

     IN WITNESS WHEREOF, Grubb & Ellis Healthcare REIT, Inc., by a duly authorized officer, has executed this Amendment to the Plan, effective as of the date set forth above.

GRUBB & ELLIS HEALTHCARE REIT, INC.
By:	/s/ Scott D. Peters
Scott D. Peters
Chief Executive Officer